Exhibit 10.117

Page 1

[Argent Development Group, LLC Letterhead]

Kenneth R. Greathouse

President

October 12, 2006

Accentia Biopharmaceuticals, Inc.

324 South Hyde Park Avenue, Suite 350

Tampa, FL 33606

Attn:	Alan Pearce
Chief Financial Officer

Amendatory and Supplemental Letter Agreement

Dear Alan,

This Amendatory and Supplement Letter Agreement (this “Amendatory and Supplemental Letter Agreement”) is with regard to the Letter Agreement dated October 4, 2006, among Ryan Pharmaceuticals, Inc. (“Ryan”) and Argent Development Group, LLC (“Argent”), on the one hand, and Accentia Biopharmaceuticals, Inc. and TEAMM Pharmaceuticals, Inc. (hereafter collectively “Accentia/TEAMM”), on the other hand (the “Letter Agreement”), which Letter was signed on behalf of all of the parties on October 5, 2006.

For and in consideration of One Hundred Thousand Dollars ($100,00) to be paid by Accentia/TEAMM to Ryan and Argent as set forth in Section 3 below, and other good and valuable consideration as set forth herein below, the parties do hereby agree as follows:

1.	Capitalized terms used herein that are not otherwise define shall have the meanings given to them in the Letter Agreement or the Distribution Agreements (as amended) as referred to in the Letter Agreement.

2.	“October 16, 2006” as set forth in Section 2, 3, 4, 5 [two (2) instances] and Section 7 [three (3) instances] of the Letter Agreement are hereby deleted and replaced in each instance with “October 23, 2006” and the single use of “October 17, 2006” in Section 7 of the Letter Agreement is hereby deleted and replaced with “October 24, 2006”.

3.	One Hundred Thousand Dollars ($100,000) is to be paid by Accentia/TEAMM to Ryan and Argent as follows:

(a)	Fifty Thousand Dollars ($50,000) is to be paid by Accentia/TEAMM to Ryan by wire transfer no later than 5:00pm PDT, Friday, October 13, 2006.

(b)	Fifty Thousand Dollars ($50,000) is to be paid by Accentia/TEAMM to Ryan by wire transfer no later than 5:00pm PDT, Friday, October 13, 2006.

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(c)	All of the One Hundred Thousand Dollars ($100,000) is to be retained by Ryan and Argent whether or not Accentia/TEAMM obtain the fully paid-up license to the X/300 Products as set forth in the Letter Agreement.

(d)	If, however, Accentia/TEAMM satisfy in full and on time their obligations as set forth in Sections 2-4 of the Letter Agreement as amended herby (it being acknowledged by Ryan and Argent that Accentia/TEAMM have already satisfied their obligation as set forth in Section 1 of the Letter Agreement) and thus have obtained the fully paid-up licenses to the X/300 Products as set forth in the Letter Agreement, then Twenty-five Thousand Dollars ($25,000) of each payment by Accentia/TEAMM pursuant to Sections 3(a) and 3(b) hereof, totaling Fifty Thousand Dollars ($50,000), shall be credited against the amounts to be paid by Accentia/TEAMM under Section 2 of the Letter Agreement to Ryan and Section 3 of the Letter Agreement to Argent.

4.	If, however, Accentia/TEAMM do not satisfy in full and on time all of their obligations as set forth in Sections 2-4 of the Letter Agreement and thus have not obtained the fully paid-up license to the X/300 Products set forth in the Letter Agreement, and Ryan and Argent have exercised their rights under Section 7 of the Letter Agreement and, accordingly, have acquired the sole right to find one or more alternative marketing partners, in place of Accentia/TEAMM, to market the X/300 Products, then as further consideration to Ryan and Argent, Accentia/TEAMM agree to assign, and do hereby assign, to Argent TEAMM’s United States trademark Registration No. 2943009 (dated April 19, 2005) to XODOL on a fully paid-up, royalty-free basis. In furtherance of this provision, the third sentence of Section 11.3 of the Argent Distribution Agreement reading “Should Argent elect to continue distribution of any of the Products utilizing the trademark(s) and/or tradename(s) for any of the Products, Argent shall be TEAMM perpetual royalties equal to eight percent (8%) of Net Sales received by Argent for such Products,” shall be deleted therefrom if and when this Section 4 becomes operative.

5.	Except as set forth herein, the Ryan Distribution Agreement (as amended), the Argent Distribution Agreement (as amended), and the Letter Agreement remain in full force and effect.

6.	If by 5:00pm PDT on Friday, October 13, 2006 (a) the payments set forth in Section 3(a) and 3(b) are not received by Ryan and Argent and (b) this Amendatory and Supplemental Letter Agreement is not fully executed and accepted by Accentia/TEAMM and returned to Ryan and Argent (without any change or modification), this Amendatory and Supplemental Letter Agreement shall be considered rescinded by Ryan and Argent and Ryan and Argent shall have no future obligation to enter into this (or any other amendatory or supplemental letter agreement or to do so on any terms and conditions as are contained herein.

7.

This Amendatory and Supplemental Letter Agreement shall be governed by and interpreted, and all rights and obligations of the parties shall be determined, in accordance with the laws of the State of California, without regard to its conflict of laws rules. All disputes with respect to this Amendatory and Supplemental Letter Agreement, which cannot be resolved by good faith negotiation among the parties, shall be brought and heard either in the California State Courts located in Santa Clara County or the United States District Court for the Northern District of California located in San Jose, California. The parties to this Amendatory and Supplemental Letter Agreement each

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consent to the in personam jurisdiction and venue of such courts. The parties agree that service of process upon them in any such action may be made if delivered in person, by courier service, by facsimile or by certified mail, postage prepaid, return receipt requested, and shall be deemed effectively given upon confirmed receipt thereof.

8.	This Amendatory and Supplemental Letter Agreement is binding upon the parties hereto and supersedes any previous agreements, commitments, communications, negotiations, offers (whether oral or in writing), representations, statements, understandings and writings related to the circumstances outlined in this Amendatory and Supplemental Letter Agreement.

IN WITNESS WHEREOF, this Amendatory and Supplemental Letter Agreement has been executed and delivered by their duly authorized officers to be effective as of October 13, 2006.

Ryan Pharmaceuticals, Inc.

By:	/s/ Patricia Ryan
Patricia Ryan
President
Date: October 13, 2006

Argent Development Group, LLC

By:	/s/ Kenneth Greathouse
Kenneth Greathouse
President
Date: October 13, 2006

Accentia Biopharmaceuticals, Inc.

By:	/s/ Alan Pearce
Alan Pearce
Chief Financial Officer
Date: October 13, 2006

TEAMM Pharmaceuticals, Inc.

By:	/s/ Francis E. O’Donnell, Jr.
Francis E. O’Donnell, Jr.
Chief Executive Officer
Date: October 13, 2006

xc: Hutchison & Mason PLLC 3110 Edwards Mill Road, Ste 100 Raleigh, North Carolina 27612 Attn: J. Robert Taylor, III